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                                                                    EXHIBIT 99.1


               TRIDENT MICROSYSTEMS PREVIEWS JUNE QUARTER RESULTS
                           EXPECTS STRONG SECOND HALF


Sunnyvale, CA -- July 1, 2004---Trident Microsystems, Inc. (Nasdaq: TRID - News) announced today that for the fourth fiscal quarter ended June 30, 2004, the company currently expects to report revenue of approximately $12.6 million. Earnings for the quarter on a GAAP basis are expected to be approximately $0.04 per fully diluted share which will include gains from the sale of certain securities expected to be about $ 1.0 million, and include a charge for amortization of deferred compensation expense expected to be about $0.3 million. Excluding the gains on sales of securities and amortization of deferred compensation expense would result in earnings of approximately $0.02 per fully diluted share. The company continues to expect substantial revenue growth for the remainder of the calendar year, with revenue in the September quarter expected to increase in a range approximating 30% sequential growth over that expected for the June quarter.

"In the June 2004 quarter, one of our key OEM customers was working through some inventory transition issues and ordered a relatively small amount of product" said Mr. Frank Lin, Trident's President and CEO. "Trident currently supplies a clear majority of the LCD TV volume for this customer, and we expect to expand our position based upon multiple design wins with the new SVP-EX product. Although the company expects this customer's inventory transition to be resolved quickly, in forecasting our sequential growth we believed it was prudent to not count on a complete resolution before the end of September" continued Mr. Frank Lin.

Trident is currently ramping new business with two large Japanese OEMs. In addition, based upon the current good market reception to the new SVP-EX product, Trident expects to continue to attract new customers as well as expand its current relationships with top - tier Advanced TV OEM's (LCD, Plasma, Projection, Digital and Progressive Scan CRT as well as integrated HDTV). Consequently, Trident anticipates a strong production ramp in the September quarter and beyond, as well as strong product positioning for advanced television shipments through calendar 2005 and beyond.

The expected results for the June quarter are based on preliminary unaudited information. The company currently plans to release quarterly financial results for the fourth fiscal quarter on Thursday July 22, 2004 after the market close and to discuss its financial and operational results as well as an updated business outlook during its regularly scheduled conference call after the market close.


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Forward-Looking Information

This press release contains forward-looking statements, including statements which use the words "expect", "hope", "anticipate", "believe", "potential" and similar words, including our statements regarding financial expectations and our expectations regarding product developments and design-wins. The forward-looking statements above are subject to certain risks, and actual results could vary materially depending on a number of factors. These risks include, in particular, changes in actual results based on finalization of the review for the quarter, changes in trends in the DPTV industries, changes in targeted consumer electronics markets such as Digital Television, whether the Company is able to achieve timely product introductions, the failure to obtain design wins among major OEM's for the Company products, and competitive pressures, including pricing and competitors' new product introductions. Additional factors that may affect the Company's business are described in detail in the Company's filings with the Securities and Exchange Commission.

Use of Non GAAP information

To supplement our financial presentations in accordance with GAAP, Trident also uses non-GAAP measures of results from operations. These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain gains and expenses. The non-GAAP measures are included to provide investors and management with an alternative method of assessing Trident's operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principals generally accepted in the United States.

About Trident Microsystems, Inc.

Trident Microsystems, Inc. with headquarters in Sunnyvale, California designs, develops and markets digital media for the masses in the form of integrated circuits (IC's) for Digital CRT TV, LCD TV, PDP TV, HDTV and digital set top box. Trident's products are sold to a network of OEM's, original design manufacturers and systems integrators worldwide. For further information about Trident and its products, please consult the company's web site: http://www.tridentmicro.com

Note: Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

FOR INVESTOR CONTACTS:
Trident Microsystems, Inc.
John Edmunds
Chief Financial Officer
Trident Microsystems
Tel:  (408) 991-8875
Fax: (408) 733-1528
Email:  Investor@tridentmicro.com
Web site: http://www.tridentmicro.com